UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MEDecision, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        The following is the text of a press release issued by MEDecision, Inc. on July 17, 2008.

MEDecision Schedules Release of Second Quarter 2008 Results

WAYNE, Pa., Jul 17, 2008 (BUSINESS WIRE)—MEDecision, Inc. (Nasdaq: MEDE), a leading provider of collaborative health care management solutions, announced today that it will release financial results for the three months ended June 30, 2008 before the market opens on Thursday, July 24, 2008 with an accompanying conference call at 8:30 a.m. EDT.

A live Web cast of the conference call will be available online on the company's corporate Web site at www.MEDecision.com. The dial-in numbers are (877) 407-0784 for domestic callers and (201) 689-8560 for international callers. After the live Web cast, the call will remain available on MEDecision's Web site until August 7, 2008. In addition, a telephonic replay of the call will be available until July 31, 2008. The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. Please use account number 3055 and conference ID number 291630.

About MEDecision

MEDecision offers collaborative health care management solutions that provide a simplified and smart way to manage the health of members and member populations which can improve the quality and affordability of care. Based on state-of-the-art technology, MEDecision's solutions include Alineo™, a collaborative health care management platform for managing case, disease and utilization management and Nexalign™, a collaborative health care information exchange service. MEDecision believes that, in the aggregate, its health care payer customers insure or manage care for approximately one in every six people in the U.S. with health insurance. For more information, please visit www.MEDecision.com.

Forward-Looking Statements

This release contains, and the conference call will contain, forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, estimates of revenue, the impact on revenue derived from recurring fees and services, and statements concerning the company's term license deal pipeline and the company's expectations regarding its subscriptions and transactions business, Collaborative Health Care Management solutions and Clinical Summaries. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from such statements. The company's actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including, but not limited to, the company's completion of its quarter closing process and the completion of the year-end audit by the company's independent auditors and the various risks described in the "Risk Factors" section and elsewhere in the company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on March 28, 2008 and the company's Quarterly Report on Form 10-Q as filed with the SEC on November 14, 2007. MEDecision undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

MEDecision is a trademark of MEDecision, Inc. The MEDecision logo and product names are also trademarks or registered trademarks of MEDecision, Inc. MEDE-E

SOURCE: MEDecision, Inc.

MEDecision, Inc.
Carl Smith, 610-540-0202
Carl.Smith@MEDecision.com

or

FD Ashton Partners
Mateo Millett, 617-897-1533
mateo.millett@fdashtonpartners.com

Additional Information About the Merger and Where to Find It

MEDecision will file with the Securities and Exchange Commission (the "SEC"), and furnish to its shareholders, a proxy statement soliciting proxies for the meeting of its shareholders to be called with respect to the proposed merger between MEDecision and HCSC. MEDecision SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. MEDecision shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's Web site at www.sec.gov. MEDecision shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087, Attention: Corporate Secretary, telephone: (610) 540-0202, or from MEDecision's Web site, www.MEDecision.com.

MEDecision and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from shareholders of MEDecision with respect to the proposed merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in MEDecision's proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of MEDecision common stock as of March 28, 2008 is also set forth in MEDecision's proxy statement for its 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 23, 2008.